UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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☐   Definitive Proxy Statement

☒   Definitive Additional Materials

☐   Soliciting Material Pursuant to §240.14a-12

The Navigators Group, Inc.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing consists of an email from management to employees of The Navigators Group, Inc. (“Navigators” or the “Company”) (the “Employee Email”) relating to the proposed merger between Navigators, The Hartford Financial Services Group, Inc. (“The Hartford”) and Renato Acquisition Co. (“Merger Sub”), pursuant to an Agreement and Plan of Merger, dated August 22, 2018, by and among Navigators, The Hartford and Merger Sub.

The Employee Email was first disseminated or made available on November 1, 2018.

Employee Email

Dear Colleagues:

I hope you are enjoying early fall. As the Integration Management Office leader, I thought it would be helpful to share information about the integration process that we embarked on three weeks ago and to update you on the activities that Navigators and The Hartford have undertaken to date.

On Tuesday, October 9th, a team of twenty Navigators leaders and a similar group from The Hartford gathered in Hartford, CT for an Integration Team kick-off meeting. The objective of our first meeting was to introduce ourselves and share information about our history and what makes us unique in the marketplace.

Thirteen Integration sub-teams have been established (Finance, Legal/Compliance, Operations, IT, HR, Marketing, Claims, etc.). For each team, the immediate order of business is to share information about each other, including how we are organized, how we transact business and what technology we use to support our respective businesses across various functions. Going forward, our focus will be on exchanging information about our organizations’ business practices, while those who are working to finalize the transaction perform their work in parallel.

As you would expect, our colleagues from The Hartford are extremely interested in learning about all facets of our organization and you should not be surprised if you occasionally see some new faces, as teammates from The Hartford visit our offices for information-sharing sessions. We have started to conduct our own reciprocal visits and have had some initial meeting sessions in Hartford. The Hartford team could not be more welcoming.

On Friday, October 26th, Stan, Clay, Vince and I met with The Hartford’s President, Doug Elliot along with executives Mo Tooker and Ross Fisher, to better understand each company’s key product lines, distribution and growth strategies in the U.S. A larger group will meet in Hartford today and tomorrow to better explore each company’s products and plans for the future.

Transaction Process Update

You have no doubt seen the press releases from Navigators Corporate Communications regarding the transaction progress. Some key points:

•	We continue to expect to close in the first half of 2019, subject to approval by our stockholders and regulatory bodies as well as other customary closing conditions.

•	The “Go Shop” period under the acquisition agreement expired without any competing bids.

•	We have set a shareholder meeting date of Nov. 16th, during which the shareholders will vote on the transaction.

•	The required change in control materials have been filed with the regulators in the U.S., UK and Belgium.

•	The waiting period under Hart-Scott-Rodino antitrust review has expired.

Continued Information Sharing

We will provide an update on the integration at our next all-employee meeting, which will be held on Thursday, November 8th. We welcome your questions—and will try to answer them to the best of our ability. Click here to send questions via email in advance of the meeting.

In the meantime, please feel free to contact your manager or divisional leader with any questions.

We will continue to provide regular and open communications with you as the integration progresses. As always, thank you for your hard work.

Glen M. Bronstein

Additional Information Regarding the Merger and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy the securities of The Navigators Group, Inc. (the “Company”) or the solicitation of any vote or approval. This communication relates to the proposed merger involving the Company, The Hartford Financial Services Group, Inc. (“The Hartford”) and Renato Acquisition Co., whereby the Company will become a wholly-owned subsidiary of The Hartford (the “proposed merger”). The proposed merger will be submitted to the stockholders of the Company for their consideration at a special meeting of the stockholders. In connection therewith, the Company has filed relevant materials with the SEC, including a definitive proxy statement on Schedule 14A (the “definitive proxy statement”) which has been mailed or otherwise disseminated to the Company’s stockholders. The Company may also file other relevant documents with the SEC regarding the proposed merger. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Stockholders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto and other documents containing important information about the Company, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Free copies of the definitive proxy statement and any other documents filed with the SEC can also be obtained on the Company’s website at www.navg.com under the heading “SEC Filings” within the “Investor Relations” section of the Company’s website or by contacting the Company’s Investor Relations Department at investorrelations@navg.com.

Certain Information Regarding Participants in the Solicitation

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 22, 2018, and its definitive proxy statement on Schedule 14A for the 2018 annual meeting of stockholders, filed with the SEC on March 29, 2018, as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of such definitive proxy statement. Additional information regarding the participants in the proxy solicitation and a description of their direct or indirect interests, by security holdings or otherwise, is included in the definitive proxy statement and other and may be included in relevant documents filed with the SEC regarding the proposed merger, if and when they become available. Free copies of these materials may be obtained as described in the preceding paragraph.

Forward Looking Statements

Certain information in this communication constitutes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “seeks” or words of similar meaning, or future or conditional verbs, such as “will,” “should,” “could,” “may,” “aims,” “intends,” or “projects.” However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These statements may relate to risks or uncertainties associated with:

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the satisfaction of the conditions precedent to the consummation of the proposed merger, including, without limitation, the timely receipt of stockholder and regulatory approvals (or any conditions, limitations or restrictions placed on such approvals);

•	unanticipated difficulties or expenditures relating to the proposed merger;

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the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances which would require the Company to pay a termination fee or reimburse The Hartford for certain of its expenses;

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legal proceedings, judgments or settlements, including those that may be instituted against the Company, its board of directors, executive officers and others following the announcement of the proposed merger;

•	disruptions of current plans and operations caused by the announcement and pendency of the proposed merger;

•	potential difficulties in employee retention due to the announcement and pendency of the proposed merger;

•	the response of customers, policyholders, brokers, service providers, business partners and regulators to the announcement of the proposed merger; and

•	other factors described in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on February 22, 2018.

The Company can give no assurance that the expectations expressed or implied in the forward-looking statements contained herein will be attained. The forward-looking statements are made as of the date of this communication, and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.